CONSULTING AGREEMENT

This consulting agreement (this “Agreement”) is entered into effective as of July 7, 2020 (the “Effective Date”), by and among Santa Fe Gold Corp., a Delaware corporation (the “Company”), and Stephen Antol (“Consultant”).

WHEREAS, the Company wishes to retain Consultant and Consultant wishes to provide consulting services to the Company; and

WHEREAS, the Company and Consultant desire to enter into an agreement reflecting the terms of such arrangement, including the rights and obligations of each party hereto.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.Term. Subject to the provisions for earlier termination provided in Section 7 hereof, the term of this Agreement shall commence on the Effective Date and shall continue for one year, with automatic successive one-year renewals provided that neither party has provided notice of termination prior to 30 days from the end of such applicable term (the “Term”).

2.Consultant's Duties. During the Term, Consultant shall serve as chief financial officer of the Company, reporting to the Board of Directors.

3.Compensation.

(a)For services rendered by Consultant under this Agreement, the Company shall pay to Consultant a monthly fee of $12,500, payable bi-weekly (the “Monthly Compensation”). In the event that the health of Consultant deteriorates to a point where he is unable to perform his duties, Consultant will have the right to provide notice of his health deterioration as well as his termination of this Agreement as a result of his health deterioration and the Company will be obligated to pay Mr. Antol his Monthly Compensation for a period equal to the lesser of (i) six months and (ii) the balance of the applicable Term.

(b)The Company and the Consultant each acknowledge and agree that the only relationship of the Consultant to the Company created by this Agreement will for all purposes be that of an independent contractor. The Company will have no obligation whatsoever to pay or compensate the Consultant for taxes of any kind whatsoever that arise out of or with respect to any fee, remuneration or compensation provided to the Consultant under this Agreement. The Consultant is not and will not be considered an employee of the Company and as a result, the Company will not provide benefits to the Consultant based on work performed under this Agreement including but not limited to benefits relating to: (i) sickness or accident, whether or not resulting from the performance by the Consultant of its obligations under this Agreement; (ii) retirement or pension benefits; or (iii) any other benefits provided by the Company or any of the affiliated companies to any of their employees. Consultant further acknowledges that the consideration agreed to herein is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as income taxes' social security payments or any other payroll taxes. All such income taxes and other such payments shall be made or provided for by the Consultant and the Consultant will comply with all applicable federal, state, local, and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions; the Company shall have no responsibility or duties regarding such matters. The Consultant will fully indemnify and hold harmless the Company from and against all assessments, claims, liabilities, costs, expenses and damages that the Company may suffer or incur with respect to any such taxes incurred by Consultant in connection with compensation paid hereunder or the benefits as described above.

4.Reimbursements. In addition to the compensation provided for in Section 3 herein, Consultant shall be entitled to the following: The Company shall reimburse Consultant for the reasonable and necessary business expenses incurred in the performance of his duties pursuant to this Agreement. It is understood that Consultant is authorized to incur reasonable business expenses for travel (business class airfare), lodging, meals and business entertainment. Any expense greater than $100 shall require a receipt for reimbursement, any one expense greater than $750 must be pre-approved in writing by the Company and aggregate expenses in excess of $2,500 in any month must be pre-approved in writing by the Company.

5.Restrictive Covenants. Consultant, during the Term, may have access to and become familiar with confidential information, secrets and proprietary information concerning the business and affairs of the Company, its controlled subsidiaries and other controlled entities, including business strategies, financial information, and other confidential and/or proprietary information (collectively, “Confidential Information”). Confidential Information shall not include any information that is or becomes generally available to the public other than as a result of Consultant's improper or unauthorized disclosure of such information in violation of this Agreement. As to such Confidential Information, Consultant agrees during the Term and following the termination of this Agreement, he will not, directly or indirectly, without the prior written consent of the Company (1) disclose or permit the disclosure of any such Confidential Information, or (2) use, reproduce or distribute, or make or permit any use, reproduction or distribution of, directly or indirectly, any such Confidential Information, except to discharge any responsibilities pursuant to this Agreement.

6.Indemnification.

(a)Third Party Proceedings. The Company shall indemnify Consultant if Consultant is or was a party or is threatened to be made a party to any threatened, pending or completed third party action or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that during the Term Consultant is or was a consultant of the Company (or any subsidiary of the Company), by reason of any action or inaction on the part of Consultant while a consultant of the Company during the Term, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Consultant in connection with such action or proceeding, provided that such indemnity shall not apply to (i) any such expenses, judgments, fines or amounts paid in settlement caused by Consultant's fraud, gross negligence or willful misconduct or (ii) any claim by the Company against Consultant as to Consultant's breach of Consultant's obligations under this Agreement.

(b)Proceedings by or in the Right of the Company. The Company shall indemnify Consultant if Consultant was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Company (or any subsidiary of the Company) to procure a judgment in its favor by reason of the fact that Consultant is or was a consultant or agent of the Company (or any subsidiary of the Company), or by reason of the fact that Consultant is or was serving at the request of the Company as a consultant or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Consultant in connection with the defense or settlement of such action or proceeding provided that such indemnity shall not apply to (i) any such action, proceeding or settlement caused by Consultant's fraud, gross negligence or willful misconduct or (ii) any claim by the Company against Consultant as to Consultant's breach of Consultant's obligations under this Agreement.

(c)Advancement of Expenses. The Company shall advance all expenses incurred by Consultant in connection with the investigation, defense, settlement, or appeal of any civil or criminal action or proceeding referenced in Section 6(a) or (b) hereof. The advances to be made hereunder shall be paid by the Company to Consultant within twenty (20) days following delivery of a written request therefor by Consultant to the Company.

(d)Notice/Cooperation by Consultant. Consultant shall, as a condition precedent to its right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Consultant for which indemnification will or could be sought under this Agreement, provided, however, that a delay in giving such notice shall not deprive Consultant of any right to be indemnified under this Agreement unless, and then only to the extent that, such delay is materially prejudicial to the defense of such claim. Notice to the Company shall be directed to the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Consultant, in accordance with Section 10 hereof). In addition, Consultant shall give the Company such information and cooperation as it may reasonably require and as shall be within Consultant's power.

(e)Procedure. Any indemnification provided for in Section 6(a) or (b) shall be made no later than forty-five (45) days after receipt of the written request of Consultant. If a claim under this Agreement is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Consultant may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and Consultant shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action.

(f)Selection of Counsel. In the event the Company shall be obligated under Section 6(c) hereof to pay the expenses of any proceeding against Consultant, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Consultant, which approval shall not be unreasonably withheld (it being understood and agreed that the fact that such counsel is representing the Company in such proceeding shall not be grounds for withholding approval except pursuant to clause (ii)(B) below), upon the delivery to Consultant of written notice of its election so to do. After delivery of such notice, the Company will not be liable to Consultant under this Agreement for any fees of counsel subsequently incurred by Consultant with respect to the same proceeding, provided that (i) Consultant shall have the right employ its counsel in any such proceeding at Consultant's expense, and (ii) if (A) the employment of counsel by Consultant has been previously authorized by the Company, which authorization has not been revoked, (B) Consultant shall have reasonably concluded that there may be a conflict of interest between the Company and Consultant in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then, in the case of (A), (B), or (C) above, the fees and expenses of Consultant's counsel shall be at the expense of the Company.

7.Termination. The Term may be terminated as set forth below:

(a)By Consultant. Consultant may cease providing services to the Company at any time by providing thirty (30) days written notice to the Company in accordance with Section 10 hereof. In the event of such termination, this Agreement shall terminate on the Date of Termination and Consultant shall not be entitled to further compensation pursuant to Section 3 of this Agreement other than payment for (i) any unpaid Monthly Compensation through the Date of Termination, and (ii) any unpaid expenses incurred prior to the Date of Termination, subject to the Company's expense reimbursement rules and policies as in effect from time to time (the “Accrued Amounts”). Accrued Amounts, if any, shall be paid, and confirmed with respect to the Option via email to the email address on the signature page hereof, to Consultant in no event later than fifteen (15) days following the Date of Termination.

(b)Reserved.

(c)By Company. The Company may terminate:

(i)in the event of Consultant's Misconduct upon written notice thereof delivered to Consultant in accordance with Section 7(e) and Section 10 hereof, in which case the Company shall have no further compensation obligations pursuant to Section 3 of this Agreement other than for payment to Consultant of the Accrued Amounts, if any, to be paid to the Consultant within fifteen (15) days of the Date of Termination or as otherwise provided for herein; or

(ii)at any time for any reason other than for Misconduct upon 10 days' written notice to Consultant, in which case the Company shall pay Consultant the balance of the Monthly Compensation through the Term, and Accrued Amounts, if any, all to be paid to Consultant all within fifteen (15) days of the Date of Termination.

As used herein, “Misconduct” means a material breach of any of Consultant's obligations under this Agreement without Company's express written consent (including a breach of Section 5), Consultant's willful misconduct or gross negligence in performing his duties under this Agreement, or conviction of (including a plea of guilty or nolo contendere) a felony or crime involving moral turpitude; provided, that the Company has provided a Notice of Termination to Consultant of Company's intention to terminate the Agreement for Misconduct, and Consultant has failed to cure, to the extent curable, such circumstance within fifteen (15) days of receipt of the Notice of Termination given in respect thereof.

(d)Reserved.

(e)Notice of Termination. Any purported termination of the Term by the Company under Section 7(c) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which, if by the Company under Section 7(c), shall set forth in reasonable detail the reason for such termination of this Agreement.

(f)Date of Termination. “Date of Termination” shall mean the date specified in the Notice of Termination, provided that the Date of Termination shall be at least thirty (30) days following the date the Notice of Termination is given; provided, however, that in the case of Consultant's termination for Misconduct, Date of Termination shall mean the close of business on the last day on which Consultant may cure any circumstance alleged by the Company to give rise to a Misconduct termination.

8.Assignability. The obligations of Consultant hereunder are personal and may not be assigned or delegated by him or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder, either in whole or in part, to any parent, affiliate, successor or subsidiary organization or company of the Company, so long as the obligations of the Company under this Agreement remain the obligations of the Company.

9.Governing Law; Arbitration. This Agreement and any claim related directly or indirectly to this Agreement shall be governed by and construed in accordance with the laws of the State of New Mexico (without regard to conflicts of law principles that would result in the application of any law other than the law of the State of New Mexico). If any dispute should arise between Consultant and Company under this Agreement, all claims, disputes, controversies, differences or other matters in question arising out of this Agreement shall be resolved by binding arbitration in Albuquerque, New Mexico, in accordance with the rules for expedited, documents only proceedings of the American Arbitration Association.

10.Notice. Unless otherwise provided herein, for the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given upon satisfaction of both (i) and (ii) set forth below: (i) via email to the email address on the signature page hereof and (ii) via mail when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Company at its principal office address, directed to the attention of the Board with a copy to the Secretary of the Company, and to Consultant at Consultant's residence address on the records of the Company or to such other address as any party may have furnished to the other in writing in accordance herewith except that notice of change of address shall be effective only upon receipt.

11.Validity. Company acknowledges that this Agreement is a binding and valid obligation of the Company. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

12.Successors; Binding Agreement. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company other than in connection with a Corporate Change to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used herein, the term “Company” shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 12 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

13.Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Consultant and Company. No waiver by any party hereto at any time of any breach by another party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement is an integration of the parties' agreement; no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party, except those which are set forth expressly in this Agreement. This Agreement replaces in its entirety all prior existing consulting agreements and arrangements by and between Consultant and the Company.

14.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.